                                                                   EXHIBIT 10.70



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                         MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT


                           Dated as of April 1, 1997

                                      from

                        THE INDUSTRIAL DEVELOPMENT BOARD
                            OF THE CITY OF DEMOPOLIS

                                      and


                            McCLAIN OF ALABAMA, INC.

                                       to

                             LaSALLE NATIONAL BANK


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                         THIS DOCUMENT WAS PREPARED BY:
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                         MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT


         THIS MORTGAGE, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT dated as of April 1, 1997 is entered into by THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF DEMOPOLIS, a public corporation organized under the laws of the State of Alabama (the "Board") and McCLAIN OF ALABAMA, INC., an Alabama corporation (the "Company"), (the Board and the Company being hereinafter sometimes together referred to as the "Mortgagors"), for the benefit of LaSALLE NATIONAL BANK, a national banking association (the "Credit Obligor").


                                    Recitals


         Simultaneously with the execution and delivery hereof, the Board will issue its $_________ Industrial Revenue Bonds, McClain of Alabama, Inc., Series 1997 (the "Bonds") pursuant to a Trust Indenture dated as of April 1, 1997 (the "Indenture") between the Board and LaSalle National Bank (the "Trustee"). The proceeds of the Bonds will be used to construct a manufacturing plant (the "Plant") on certain real property owned by the Board (the "Project Site") and to acquire and install in the Plant and elsewhere on the Project Site certain items of machinery, equipment and other personal property (the "Equipment").


         Simultaneously with the delivery of the Bonds, the Board and the Company will enter into a Lease Agreement dated as of April 1, 1997 (the "Lease Agreement"), whereby the Board will lease the Project Site, the Plant and the Equipment (together, the "Project") to the Company and the Company will agree to pay rentals to the Board at such times and in such amounts as shall be sufficient (i) to pay when due the principal of, premium (if any), and interest ("Debt Service") on the Bonds and the purchase price of Bonds tendered for purchase pursuant to the mandatory or optional tender provisions of the Indenture and (ii) to pay certain additional amounts to the Board with respect to the Project Site.


         The Bonds shall be limited obligations of the Board payable solely out of the rentals payable by the Company pursuant to the Lease Agreement and any other revenues and receipts derived by the Board from the leasing or sale of the Project (the "Lease Revenues").


         As security for the payment of Debt Service on the Bonds, the Company will enter into a Bond Guaranty Agreement dated as of April 1, 1997 (the "Bond Guaranty") in favor of the Trustee, whereby the Company will guarantee payment when due of Debt Service on the Bonds.


         As additional security for the payment of the Bonds, the Company will cause LaSalle National Bank (in its capacity as issuer of the initial Letter of Credit referred to below, herein called the "Credit Obligor") to issue an irrevocable letter of credit (the "Letter of Credit') in favor of the Trustee in the amount of (i) the aggregate principal amount of the Bonds, to enable the Trustee to pay the principal amount of Bonds when due and to pay the principal portion of the purchase price of Bonds tendered (or deemed tendered) to the Trustee for purchase, (ii) interest on the Bonds for a period of 45 days at the rate of 12% per annum, to enable the Trustee to pay interest on the Bonds when due and to pay the interest portion of the purchase price of Bonds tendered (or deemed tendered) to the Trustee for purchase and (iii) 3% of the principal of the Bonds, to enable the Trustee to pay premium due upon the redemption of the Bonds under certain circumstances.


         The Letter of Credit will be issued by the Credit Obligor pursuant to a Credit Agreement dated as of April 1, 1997 (the "Credit Agreement") between the Credit Obligor and the Company, whereby the Company will, agree, among other things, to reimburse the Credit Obligor for all amounts drawn by the Trustee pursuant to the initial Letter of Credit.


         As security for the Company's obligations under the Credit Agreement, the Company and the Board shall execute this instrument in favor of the Credit Obligor, whereby the Credit Obligor will be granted a mortgage, assignment and pledge of, and security interest in, the Project, the rights of the Board and the Company under the Lease Agreement, the Lease Revenues, and certain other collateral.


         NOW, WHEREFORE, in consideration of the foregoing recitals and to induce the Credit Obligor to enter into the Credit Agreement and to issue the Letter of Credit, and to secure the prompt payment of all amounts due under the Credit Agreement and this Mortgage, and also to secure the full and complete performance of each and every obligation, covenant, duty and agreement of the Mortgagors contained in this Mortgage and of the Company contained in the Credit Agreement:

                                   ARTICLE 1

                        Definitions and Other Provisions
                             of General Application



         SECTION 1.1 Definitions For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:


                 (1) The terms defined in this Article have the meanings assigned to them in this Article. Singular terms shall include the plural as well as the singular and vice versa.

                 (2) The definition in the recitals to this instrument are for convenience only and shall not affect the construction, hereof.

                 (3) All references in this instrument to designated "articles", "sections" and other subdivisions are to the designated articles, sections and subdivisions of this instrument as originally executed.

                 (4) The terms "herein", "hereof" and "hereunder and other words of similar import refer to this Mortgage as a whole and not to any particular article, section or other subdivision.

                 (5) All references in this instrument to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

                 (6) The term "person" shall include any individual, corporation, partnership, joint venture, association, trust, unincorporated organization and any government or any agency or political subdivision thereof.


         Additional Rent shall mean the Rental Payments payable pursuant to Sections 5.3 and 5.4 of the Lease Agreement.


         Basic Rent shall mean the Rental Payments payable pursuant to Section
5.2 of the Lease Agreement.


         Bond Guaranty shall mean that certain Bond Guaranty Agreement dated as of April 1, 1997, executed by the Company in favor of the Trustee.

         Bonds shall mean the $_________ aggregate principal amount of Industrial Revenue Bonds, McClain of Alabama, Inc. Series 1997 issued by the Board pursuant to the Indenture.


         Collateral shall mean all property and, rights mortgaged, assigned or pledged pursuant to, or otherwise subject to the lien of, this Mortgage.


         Condemnation Awards shall have the meaning stated in the fourth Granting Clause of Article 2.


         Credit Agreement shall mean that certain Credit Agreement dated as of April 1, 1997 between the Company and the Credit Obligor.


         Credit Obligor shall mean LaSalle National Bank, an Alabama banking corporation, and its successors and assigns.


         Equipmentshall have meaning stated in the third Granting Clause of
Article 2.


         Event of Default shall have the meanings stated in Section 7.01 hereof. An Event of Default shall "exist" if an Event of Default shall have occurred and be continuing.


         Financing Documents shall mean the Indenture, the Lease Agreement, the Bond Guaranty, the Credit Agreement and this Mortgage.


         Indentureshall mean that certain Trust Indenture dated as of April 1, 1997 between the Board and the Trustee.


         Board shall mean The Industrial Development Board of the City of Auburn, a public corporation organized under the laws of the State of Alabama, and its successors and assigns.


         Lease Agreement shall mean that certain Lease Agreement dated as of April 1, 1997, between the Board and the Company.


         Lease Revenues shall mean all Rental Payments and all other revenues, rentals or receipts derived by the Board from the leasing or sale of the Project.

         Letter of Creditshall mean the letter of credit with respect to the Bonds to be issued by the Credit Obligor in favor of the Trustee pursuant to the Credit Agreement.


         Mortgage shall mean this instrument as originally executed or as it may from time to time be supplemented, modified or amended by one or more instruments entered into pursuant to the applicable provisions hereof.


         Mortgagors shall mean the Board and the Company.


         Obligations shall mean:


                 (i) all letter of credit commissions, fees, charges and costs becoming due and payable under the Credit Agreement in accordance with the terms thereof,

                 (ii) all amounts becoming due and payable under the Credit Agreement in accordance with the terms thereof as reimbursement of sums paid by the Credit Obligor under the Letter of Credit;

                 (iii) all interest becoming due and payable under the Credit Agreement in accordance with the terms thereof;

                 (iv) all amounts becoming due and payable under the Credit Agreement in accordance with the terms thereof upon the occurrence and continuance of an event of default, as therein defined, under the Credit Agreement;

                 (v) all amounts payable by the Company under the Credit Agreement as reimbursement of increased cost to the Credit Obligor caused by changes in laws or regulations or in the interpretation thereof;

                 (vi) all other amounts payable by the Company under the Credit Agreement;

                 (vii) all amounts payable by the Company under the terms of this Mortgage (including but not limited to reimbursement for advancements made by the Credit Obligor under this Mortgage) and any other security agreements, pledge agreements or other documents now or hereafter evidencing or securing the Company's performance of its obligations under the Credit Agreement; and

                 (viii) all renewals and extensions of any or all the obligations of the Company described in the foregoing clauses (i) through (vii) (including without limitation any renewal or extension of, and any substitute for, the Letter of Credit), whether or not any renewal or extension agreement is executed in connection therewith.

         Permitted Encumbrances shall mean (i) the Indenture; (ii) the Lease Agreement; (iii) liens for taxes, assessments and other governmental charges that are not delinquent or that are being contested in good faith by appropriate proceedings; (iv) mechanics', materialmen's or other similar liens arising in the ordinary course of business, securing obligations that are not delinquent or that are being contested in good faith by appropriate proceedings; (y) liens in respect of judgments or awards with respect to which an appeal or other proceedings for review are being prosecuted in good faith and with respect to which a stay of execution pending such appeal or proceedings for review has been secured; and (vi) restrictions, exceptions, reservations, conditions, limitations, interests and other matters that are identified in Exhibit B to this Mortgage.


         Personal Property and Fixtures shall mean the Equipment and all other personal property and fixtures constituting part of the Collateral.


         Plant means the manufacturing plant to be constructed on the Project Site out of the proceeds of the Bonds.


         Project shall mean (i) the Project Site, (ii) the Plant and (iii) the Equipment.


         Project Sitemeans the real property described in the first Granting Clause of Article 2.


         Rental Payments shall mean the Basic Rent and the Additional Rent.


         Rents shall have the meaning suited in the ninth Granting Clause of
Article 2.


         Special Funds shall mean all funds and accounts established pursuant to the Indenture, including without limitation the Debt Service Fund, and the Bond Purchase Fund and the Construction Fund established pursuant to the Indenture.


         Subleasesshall have the meaning stated in the ninth Granting Clause of
Article 2.


         Trusteeshall mean LaSalle National Bank, a national banking association, in its capacity as trustee under the Indenture, and its successors and assigns.


         Company shall mean McClain of Alabama, Inc., an Alabama corporation, and its successors and assigns.

         SECTION 1.2 Effect of Headings and Table of Contents. The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.


         SECTION 1.3 Date of Mortgage. The date of this Mortgage is intended as and for a date for the convenient identification of this Mortgage and is not intended to indicate that this Mortgage was executed and delivered on said date.


         SECTION 1.4 Severability Clause. If any provision in this Mortgage shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


         SECTION 1.5 Governing Law. This Mortgage shall be construed in accordance with and governed by the laws of the State of Alabama.


         SECTION 1.6 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE 2

                                Granting Clause


         The Mortgagors have bargained and sold and do hereby grant, bargain, sell and convey to the Credit Obligor, its successors and assigns, the following property and interests in property, and have granted and do hereby grant to the Credit Obligor a security interest in said property and interests in property:


                                       I.

                                 (Project Site)
                         [Insert Property Description]


                                      II.

                            (Equipment for Project)

         The personal property and fixtures described in Exhibit A attached hereto and all other personal property and fixtures acquired or to be acquired by the Board with proceeds of the Bonds or pursuant to any provision of the Lease Agreement, including all substitutions and replacements for such personal property and fixtures and the, proceeds thereof (herein referred to as the "Equipment").


                                      III.

                          (Company's Other Equipment)

         All personal property and fixtures now owned or hereafter acquired by Company, or in which the Company has or shall hereafter acquire any interest, that are located on or in the property constituting a part of the Project or that are used or useful in connection with the business of the Company conducted at the Project.


                                      IV.

                             (Condemnation Awards)

         All awards or payments, including all interest thereon, together with the right to receive the same, that may be made to the Board or the Company with respect to the Collateral as a result of the exercise of the right of eminent domain, any damage to or destruction of the Collateral or any pan thereof, or any other injury to or decrease in the value of the Collateral (herein referred to as "Condemnation Awards"), and all right, title and interest of the Board or the Company in and to any policies of insurance (and the proceeds thereof) with respect to any damage to or destruction of the Collateral.


                                       V.

                   (Rental Payments With Respect to Project)

         All Rental Payments and all other revenues, rentals and receipts derived by the Board from the leasing or sale of the Project, except for Additional Rent payable to the Board or the Trustee; provided, however, that unless and until the Bonds are accelerated pursuant to Section 10.2(a) of the Indenture and the Credit Obligor pays the draw on the Letter of Credit made pursuant to Section 10.2(a) of the Indenture, all Rental Payments with respect to debt service on the Bonds shall be applied as provided in the Lease Agreement and the Indenture.


                                      VI.

                    (Rights of Board Under Lease Agreement)

         All right, title and interest of the Board in and to the Lease Agreement (except for (i) rights of the Board to indemnification, reimbursement of expenses or Additional Rent payable to the Board, and (ii) rights of the Board to receive notices or other communications thereunder), together with all powers, privileges, options and other benefits of the Board contained in the Lease Agreement; provided, however, that nothing contained in this clause shall impair, diminish or otherwise affect the Board's obligations under the Lease Agreement or impose any such obligations on the Credit Obligor.


                                      VII.

                                (Special Funds)

         Money and investments from time to time on deposit in, or forming a part of, the Special Funds (as defined in the Indenture), subject to the provisions of the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth therein.


                                     VIII.

                    (Leasehold Estate of Company in Project)

         The Company's leasehold estate and all other rights, title and interests of the Company under and pursuant to the Lease Agreement, together with all the rights, privileges and options set forth therein (including but not limited to the options set forth in Article XI of the Lease Agreement).

                                      IX.

                             (Subleases and Rents)

         (a) All written or oral subleases or other agreements for the use or occupancy of all or any portion of the Collateral with respect to which the Company is the sublessor and any and all extensions and renewals thereof, now or hereafter existing (collectively, the "Subleases");


         (b) Any and all guaranties of performance by sublessee under the Subleases;


         (c) The immediate and continuing right to collect and receive all the rents, income, receipts, revenues, issues and profits now due or that may hereafter become due or to which the Company may now be or may hereafter (including during the period of redemption, if any) become entitled to demand or claim, arising or issuing from or out of the Subleases or from or out of the Collateral, or any part thereof, including but not limited to minimum rents, additional rents, percentage rents, common area maintenance charges, parking charges, tax and insurance premium contributions, liquidated damages upon default, the premium payable by any sublessee upon the exercise of any cancellation privilege provided for in any of the Subleases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Collateral, together with any and all rights and claims of any kind that the Company may have against any such sublessee under the Subleases or against any sub-sublessee, or occupants of the Collateral, all such moneys, rights and claims described in this subparagraph (c) being hereinafter referred to as the "Rents"; provided, however, that so long as no Event of Default has occurred under this Mortgage, the Company shall have the right under a license granted hereby (but limited as provided in Section 8.07 below) to collect, receive and retain the Rents (but not prior to accrual thereof); and


         (d) Any award, dividend or other payment made hereafter to the Company in any court procedure involving any of the sublessee under the Subleases in any bankruptcy, insolvency or reorganization proceeding in any state or federal court and any and all payments made by sublessee in lieu of rent, the Company hereby appointing the Credit Obligor as their irrevocable attorney-in-fact to appear in any action and collect any such award, dividend or other payment.


                                       X.

         Any and all other real or personal property of every kind and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred to the Credit Obligor as and for additional security hereunder by the Mortgagors, or any of them, or by anyone in the behalf of, or with the written consent of, the Mortgagors, or any of them.

         All of the property described in the foregoing Granting Clauses is herein sometimes together referred to as the "Collateral."


         TO HAVE AND TO HOLD the Collateral, together with all the rights, privileges and appurtenances thereunto belonging, unto the Credit Obligor, its successors and assigns, forever.

                                   ARTICLE 3

                         Representations and Warranties


         To induce the Credit Obligor to enter into the Credit Agreement and to issue the Letter of Credit, the Mortgagors, jointly and severally, represent and warrant that:


         (1) Valid Title, etc. The Board is lawfully seized of an indefeasible estate in fee simple in and to, and good title to, the Project Site, subject to the Lease Agreement; the Company is lawfully seized of a valid leasehold estate, under the terms of the Lease Agreement, in the Project Site; the Mortgagors have a good right to sell and mortgage, and grant a security interest in, the Collateral; the Collateral is subject to no liens, encumbrances or security interests other than Permitted Encumbrances; and the Mortgagors will forever warrant and defend the title to the Collateral unto the Credit Obligor against the claims of all persons whomsoever, except those claiming under Permitted Encumbrances. It is expressly understood and agreed that, with respect to the Special Funds, the lien and security interest created by this Mortgage is junior and subordinate to the lien and security interest created by the Indenture.


         (2) Compliance by Board with Terms of Lease Agreement and Indenture. The Board shall comply, fully and faithfully, with all of its obligations under the Lease Agreement and Indenture. If the Board shall fail or refuse to do so, the Credit Obligor may, but shall not be required to, perform any or all of such obligations of the Board under the Lease Agreement and Indenture, including, but not limited to, the payment of any or all sums due from the Board thereunder. Any sums so paid by the Credit Obligor shall constitute part of the Obligations and shall be secured hereby.


         (3) Maintenance of Lien Priority. The Mortgagors shall take all steps necessary to preserve and protect the validity and priority of the liens on and security interests in the Collateral created hereby. The Mortgagors shall execute, acknowledge and deliver such additional instruments as the Credit Obligor may deem necessary in order to preserve, protect, continue, extend or maintain the lien and security interest created hereby as a lien on and security interest in the Collateral subject only to Permitted Encumbrances, except as otherwise permitted under the terms of this Mortgage. All costs and expenses incurred in connection with the protection, preservation, continuation, extension or maintaining of the liens and security interests hereby created shall be paid by the Company.

                                   ARTICLE 4

                              Covenants of Company


         SECTION 4.1 Payment of Taxes and Other Assessments. The Company will pay or cause to be paid all taxes, assessments and other governmental, municipal or other public dues, charges, fines or impositions imposed or levied upon the Collateral or on the interests created by this Mortgage or with respect to the filing of this Mortgage, and any tax or excise on rents or other tax, however described, assessed or levied by any state, federal or local taxing authority as a substitute, in whole or in part, for taxes assessed or imposed on the Collateral or on the lien and other interests created by this Mortgage, and at least 10 days before said taxes, assessments and other governmental charges are due, the Company will deliver receipts therefor to the Credit Obligor or, in the case of mortgage filing privilege taxes, pay to the Credit Obligor an amount equal to the taxes. The Company may, at its own expense, in good faith contest any such taxes, assessments and other governmental charges and, in the event of any such contest, may permit the taxes, assessments or other governmental charges so contested to remain unpaid during the period of such contest and any appeal therefrom, provided that during such period enforcement of such contested items shall be effectively stayed.


         SECTION 4.2 Insurance. (a) The Company shall obtain and maintain insurance against liability for bodily injury and property damage and against loss or damage by fire and other hazards and casualties arising or occurring with respect to the Project and the Personal Property and Fixtures, with such limits and coverage as the Credit Obligor may from time to time require, and in any event including:


                 (1) insurance against loss or damage to the Project, Personal Property and Fixtures by fire, lightning, water and wind, with uniform standard extended coverage endorsement limited only as may be provided in the standard form of extended coverage endorsement at the time in use in the State of Alabama, to the extent of the full insurable value of such property, but in any event not less than the Credit Amount (as defined in the Credit Agreement);

                 (2) rental or business interruption insurance in amounts sufficient to pay, during any period of up to 6 months in which the Project, Personal Property and Fixtures may be damaged or destroyed, to the Credit Obligor all amounts required by this Mortgage and the Credit Agreement;

                 (3) steam boiler, machinery and other similar insurance of the types and in amounts not less than customarily carried by persons owning or operating like properties;

                 (4) if any part of the Project, Personal Property and Fixtures is located in a flood hazard area designated as such under the national flood insurance program, flood insurance to the extent of the maximum limit of coverage made available with respect to such property under such program; and

                 (5) insurance against liability for bodily injury to or death of persons and for damage to or loss of property occurring on or about or with respect to the Project, Personal Property and Fixtures in the minimum amount of $5,000,000 combined single limit coverage.


         (b) All such policies of casualty insurance shall be in such companies as shall be satisfactory to the Credit Obligor and shall name the Credit Obligor as a named insured and provide that any losses payable thereunder shall (pursuant to loss payable clauses, in form and content acceptable to the Credit Obligor, to be attached to each policy) be payable to the Credit Obligor, and provide that the insurance provided thereby, as to the interest of the Credit Obligor, shall not be invalidated by any act or neglect of the Mortgagors, nor by the commencing of any proceedings by or against any of the Mortgagors in bankruptcy, insolvency, receivership or any other proceedings for the relief of a debtor, nor by any foreclosure, repossession or other proceedings relating to the property insured, nor by any occupation of such property or the use of such property for purposes more hazardous than permitted in the policy.


         (c) The Company shall furnish to the Credit Obligor insurance certificates, in form and substance satisfactory to the Credit Obligor, evidencing compliance by it with the terms of this Section and, upon the request of the Credit Obligor at any time, the Company shall furnish the Credit Obligor with photostatic copies of the policies required by the terms of this Section. The Company will cause each insurer under each of the policies to agree (either by endorsement upon such policy or by letter addressed to the Credit Obligor) to give the Credit Obligor at least 10 days' prior written notice of the cancellation of such policies in whole or in part or the lapse of any coverage thereunder.


         (d) The Mortgagors agree that they will not take any action or fail to take any action which action or inaction would result in the invalidation of any insurance policy required hereunder. At least 10 days prior to the date the premiums on each such policy or policies shall become due and payable, the Company shall furnish to the Credit Obligor evidence of the payment of such premiums.


         (e) With respect to all such casualty insurance, the Credit Obligor is hereby authorized, but not required, on behalf of the Mortgagors, to collect for, adjust or compromise any losses under any such insurance policies and to apply, at its option, the loss proceeds (less expenses of collection) on the Obligations, in any order and whether or not then due, or hold such proceeds as a reserve against the Obligations, or apply such proceeds to the restoration of the property affected, or release the same to the Mortgagors; but no such application, holding in reserve or release shall cure or waive any default by the Mortgagors. In case of a sale pursuant to the foreclosure provisions hereof, or any conveyance of all or any part of the Project, Personal Property and Fixtures in extinguishment of the Obligations, complete title to all insurance policies on the Collateral and the unearned premiums with respect thereto shall pass to and vest in the purchaser or grantee of such property.

         SECTION 4.3 Condemnation Awards. The entire proceeds of any Condemnation Award shall be paid to the Credit Obligor and, after first applying such award to the payment of all costs and expenses (including attorneys' fees) reasonably incurred by the Credit Obligor in the collection thereof, the Credit Obligor may, at its option, apply the balance to the payment of the Obligations in any order and whether or not then due, or hold such balance as a reserve against the Obligations, or apply such balance to the restoration or replacement of the Collateral, or release such balance to the Mortgagors. No such application, holding in reserve or release shall cure or waive any default of the Mortgagors.


         SECTION 4.4 Waste, Demolition, Alteration or Replacement. The Company will cause the Collateral and every part thereof to be maintained, preserved and kept in safe and good repair, working order and condition, will not commit or permit waste thereon, will not remove, demolish or materially alter the design or structural character of any building now or hereafter erected on the Project Site without the express prior written consent of the Credit Obligor, will comply with all laws and regulations of any governmental authority with reference to the Collateral and the manner and use of the same, and will from time to time make all necessary and proper repairs, renewals, additions and restorations thereto so that the value and efficient use thereof shall be preserved and maintained. The Company agree not to remove any of the fixtures or personal property included in the Collateral, without the express prior written consent of the Credit Obligor and unless the same is immediately replaced with like property of at least equal value and utility.


         SECTION 4.5 Compliance by Company with Term of Lease. The Company shall comply, fully and faithfully, with all of its obligations under the Lease Agreement, so as to keep the Lease Agreement in full force and effect. If the Company fails or refuses, to do so, the Credit Obligor may, but shall not be required to, perform any and all of such obligations of the Company under the Lease Agreement, including but not limited to the payment of any or all rent and other sums due from the Company thereunder. Any rent or other sums so paid by the Credit Obligor shall constitute part of the Obligations and shall be secured hereby.


         SECTION 4.6 Hazardous Materials and Related Matters. (a) The Company represents and warrants that it is currently in compliance with, and covenants and agrees that it and all other persons who manage, use, operate or occupy the Project, Personal Property and Fixtures shall comply with, all federal, soft and local laws, regulations and orders regulating health, safety and environmental matters, including without limitation air pollution, soil and water pollution and the use, generation, storage, handling or disposal of hazardous material (defined below in this Section).


         (b) The Company shall not generate, handle, use, store, treat, discharge, release or dispose of any hazardous material at the Project without the express written approval of the Credit Obligor.

         (c) Credit Obligor shall have the right at any time to conduct an environmental audit of the Project, and the Company agrees to cooperate in the conduct of such audit.


         (d) Company agrees to indemnify and hold harmless Credit Obligor from and against all losses, liabilities, penalties, claims and other costs of any kind or of any nature (including without limitation the fees and expenses of counsel for the Credit Obligor) which may at any time be imposed upon, incurred by or asserted against Credit Obligor in connection with or arising from or out of the breach of any warranty, covenant or agreement or the inaccuracy of any representation contained in this Section. The covenant of indemnification contained in this Section shall survive the payment of the Obligations.


         (e) For purposes of this Section the term "hazardous material" shall mean any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act of the United States Congress, or in any other law, regulation or order, now or hereafter in effect, of any governmental authority regulating, or imposing liability or standards of conduct relating to, any hazardous, toxic or dangerous waste, substance or material.

                                   ARTICLE 5

                      Transfer of, or Liens on, Collateral


         SECTION 5.1 Prohibition Against Transfers and Liens. The Mortgagors covenant and agree that they will not, without the express prior written consent of the Credit Obligor, sell, transfer, convey or otherwise dispose of, or create, or permit or suffer to exist, any lien, security interest or other encumbrance (other than Permitted Encumbrances) on, all or any part of the Collateral (including but not limited to any leases and rents) or any interests therein, it being expressly understood and agreed that a violation by the Mortgagors or either of them of the provisions of this Article 5 shall constitute an Event of Default under this Mortgage. Any sale, transfer, conveyance, other disposition or act of creating, permitting or suffering to exist any lien, security interest or other encumbrance in violation of this
Article 5 shall be null, void and of no effect.

                                   ARTICLE 6

                                   Defeasance


         If (i) the Company shall pay in full and discharge all the Obligations; and (ii) the Mortgagors shall then have kept and performed each and every obligation, covenant, duty, condition and agreement herein or in the Credit Agreement (or both) imposed on or agreed to by them; and (iii) the Letter of Credit shall then be terminated; then this Mortgage and the grants and conveyances contained herein shall become null and void, and the Collateral shall revert to the Mortgagors, and the entire estate, right, title and interest of the Credit Obligor shall thereupon cease; and the Credit Obligor shall, upon the request of the Mortgagors and at the cost and expense of the Company, deliver to the Mortgagors proper instruments acknowledging satisfaction of this instrument and terminating all financing statements filed in connection herewith; otherwise, this Mortgage shall remain in full force and effect. Notwithstanding anything to the contrary contained in this Article 6 or elsewhere in this Mortgage, it is expressly understood and agreed that, although there may be from time to time occasions when no Obligations shall be outstanding, this Mortgage and the lien thereof and security interests created thereby shall nevertheless remain in full force and effect, and none of the estate, right, title and interest of the Credit Obligor passing by this Mortgage shall divest nor shall the Collateral revert to the Mortgagors, so long as any one or more or all of the following circumstances exist:


                 (1) the Credit Obligor has any obligation to issue the Letter of Credit; or

                 (2) the Letter of Credit has been issued and is outstanding; or

                 (3)      any Obligations are outstanding.

                                   ARTICLE 7

                               Events of Default


         SECTION 7.1 Events of Default. Any one or more of the following shall constitute an event of default (an "Event of Default") under this Mortgage (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):


                 (1) default in the performance, or breach, of any covenant, condition or agreement on the part of the Mortgagors contained in Sections 4.01, 4.02, 4.04 or 5.01 hereof, or

                 (2) default in the performance, or breach, of any covenant or warranty of the Mortgagors in this Agreement (other than a covenant or warranty, a default in the performance or breach of which is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Mortgagors by the Credit Obligor a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "notice of default" hereunder; or

                 (3) the occurrence of an event of default, as therein defined, under any other Financing Document and the expiration of the applicable grace period, if any, specified therein; or

                 (4) the interest of the Credit Obligor in the Collateral shall become endangered by reason of the enforcement of any prior lien or encumbrance thereon (other than the lien of the Indenture with respect to the Special Funds); or

                 (5) the lien or security interest created by this Mortgage is invalid or unenforceable as to any part of the Obligations or is invalid or unenforceable as to any part of the Collateral.

                                   ARTICLE 8

                     Rights of Credit Obligor Upon Default


         SECTION 8.1 Acceleration of Indebtedness, etc. If an Event of Default exists, the Credit Obligor may notify the Trustee that an event of default, as therein defined, under the Credit Agreement has occurred and is continuing (it being understood that the occurrence of an Event of Default hereunder shall constitute an event of default under the Credit Agreement) and may, by notice to the Mortgagors, affective upon dispatch, declare all of the Obligations, including but not limited to the obligation of the Company to reimburse the Credit Obligor under the Credit Agreement, to be forthwith due and payable, whereupon all the Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Mortgagors, and the Credit Obligor may immediately enforce payment of all such amounts and exercise any or all of its rights and remedies under this Mortgage and the Credit Agreement.


         SECTION 8.2 Operation of Collateral by Credit Obligor. In addition to all other rights herein and in the Credit Agreement conferred on the Credit Obligor, if an Event of Default exists, the Credit Obligor (or any person, firm or corporation assigned by the Credit Obligor) may, but shall not be obligated to, enter upon and take possession of any or all of the Collateral, exclude the Mortgagors therefrom, and hold, use, administer, manage and operate the same to the extent that the Mortgagors could do so, without any liability to the Mortgagors resulting therefrom; and the Credit Obligor may collect, receive and receipt for all proceeds accruing from such operation and management, make repairs and purchase needed additional property, and exercise every power, right and privilege of the Mortgagors with respect to the Collateral.


         SECTION 8.3 Judicial Proceedings: Right to Receiver. If an Event of Default exists, the Credit Obligor, in lieu of or in addition to exercising the power of sale hereinafter given, may proceed by suit for a foreclosure of its lien on and security interest in the Collateral, to sue the Company for damages on account of or arising out of said default or breach, or to sue the Mortgagors or any of them for specific performance of any provision contained herein, or to enforce any other appropriate legal or equitable right or remedy, whether under this Mortgage, the Credit Agreement or otherwise. The Credit Obligor shall be entitled, as a matter or right, upon bill filed or other proper legal proceedings being commenced for the foreclosure of this Mortgage, to the appointment of any competent court or tribunal, without notice to the Mortgagors or any other party, of a receiver of the rents, issues and profits of the Collateral, with power to lease and control the Collateral and with such other powers as may be deemed necessary, subject to the rights of the Trustee under the Indenture.


         SECTION 8.4 Foreclosure Sale. This Mortgage shall be subject to foreclosure and may be foreclosed as now provided by law in case of past due mortgages, and the Credit Obligor shall be authorized, at its option, whether or not possession of the Collateral is taken, to sell the Collateral (or such part or parts thereof as the Credit Obligor may from time to time elm to sell) under the power of sale which is hereby given to the Credit Obligor, at public outcry, to the highest bidder for cash, at the front or main door of the courthouse of the county in which the real property to be sold, or a substantial and material part thereof, is located, after first giving notice by publication once a week for three successive weeks of the time, place and terms of such sale, together with a description of the Collateral to be sold, by publication in some newspaper published in the county or counties in which the real property to be sold is located. If there is real property to be sold in more than one county, publication shall be made in all counties where the real property to be sold is located, but if no newspaper is published in any such county, the notice shall be published in a newspaper published in an adjoining county for three successive weeks. The sale shall be hold between the hours of 1:00 a.m. and 4:00 p.m. on the day designated for the exercise of the power of sale hereunder. The Credit Obligor, its successors and assigns, may bid at any sale or sales had under the terms of the Mortgage and may Purchase the Collateral, or any part thereof, if the highest bidder therefor. The purchaser at any such sale or sales shall be under no obligation to see to the proper application of the purchase money. At any foreclosure sale any part or all of the Collateral, real, personal or mixed, may be offered for sale in parcels or en masse for one total price, the proceeds of any such sale an masse to be accounted for in one account without distinction between the items included therein or without assigning to them any proportion of such proceeds, the Mortgagors hereby waiving the application of any doctrine of marshalling or like proceeding. If the Credit Obligor, in the exercise of the power of sale herein given, elects to sell the Collateral in parts or parcels, sees thereof may be held from time to time, and the power of sale granted herein shall not be fully exercised until all of the Collateral not previously sold shall have been sold or all the Obligations shall have been paid in full. The Mortgagors hereby waive any equitable rights otherwise available to any of them with respect to marshalling of assets hereunder, so as to require separate sales of the fee estate and the leasehold estate encumbered hereby or to require the Credit Obligor to exhaust its remedies against either the fee estate or the leasehold estate before proceeding against the other; and the Mortgagors hereby expressly consent to and authorize, at the option of the Credit Obligor, the sale, either separately or together, of the fee estate and leasehold estate, or otherwise the merger, prior to sale, of the leasehold estate into the fee estate in order that the fee estate may be sold free and clear of the leasehold estate. Without in any way limiting the generality of the foregoing provisions of this Section, it is expressly agreed that the Credit Obligor may, at its option, sell the part of the Collateral described in Granting Clause VII above separately from the remainder of the Collateral.


         SECTION 8.5 Personal Property and Fixtures. (a) The Credit Obligor shall have and may exercise with respect to any or all personal property and fixtures included in the Collateral (the "Personal Property and Fixtures"), all rights, remedies and powers of a secured party under the Alabama Uniform Commercial Code with reference to the Personal Property and Fixtures or any other items in which a security interest has been granted herein, including without limitation the right and power to sell at public or private sale or sales or otherwise dispose of, lease or utilize the Personal Property and Fixtures and any part or parts thereof in any manner, to the fullest extent authorized or permitted under the Alabama Uniform Commercial Code after default hereunder, without regard to preservation of the Personal Property and Fixtures or its value and without the necessity of a court order. The Credit Obligor shall have, among other rights, the right to take possession of the Personal Property and Fixtures and to enter upon any premises where the same may be situated for the purpose of repossessing the same without being guilty of trespass and without liability for damages occasioned thereby and to take any action deemed appropriate or desirable by the Credit Obligor, at its option and in its sole discretion, to repair, restore or otherwise prepare the Personal Property and Fixtures for sale or lease or other use or disposition. To the extent permitted by law, the Mortgagors, expressly waive any notice of sale or any other disposition of the Personal Property and Fixtures and any rights or remedies of the Credit Obligor with respect to, and the formalities prescribed by law relative to, the sale or disposition of the Personal Property and Fixtures or to the exercise of any other right or remedy of the Credit Obligor existing after default. To the extent that such notice is required and cannot be waived, the Mortgagors agree that if such notice is given to the Mortgagors in accordance with the provisions of Section 9.08 below, at least 5 days before the time of the sale or other disposition, such notice shall be deemed reasonable, and shall fully satisfy any requirement for giving said notice.


         (b) The Mortgagors agree that the Credit Obligor may sell or dispose of the Personal Property and Fixtures in accordance with the rights and remedies granted under this Mortgage with respect to the real property covered hereby. The Mortgagors hereby grant to the Credit Obligor the right, at its option after default by the Mortgagors, to transfer at any time to itself or its nominee the Personal Property and Fixtures or any part thereof and to receive the monies, income, proceeds and benefits attributable to the same and to hold the same as additional Collateral or to apply it on the Obligations in such order and manner as the Credit Obligor may elect. The Mortgagors covenant and agree that all recitals in any instrument transferring, assigning, leasing or making other disposition of the Personal Property and Fixtures or any part thereof shall be full proof of the matters stated therein, and no other proof shall be required to establish the legal propriety of the sale or other action taken by the Credit Obligor and that all prerequisites of sale shall be presumed conclusively to have been performed or to have occurred.


         SECTION 8.6 Conveyance After Sale. The Mortgagors, hereby authorize and empower the Credit Obligor or the auctioneer at any foreclosure sale had hereunder, for and in the name of the Mortgagors, to execute and deliver to the purchaser or purchasers of any of the Collateral sold at foreclosure good and sufficient deeds of conveyance or bills of sale thereto.


         SECTION 8.7 Rents and Subleases. (a) If an Event of Default exists, the Credit Obligor, at its option, shall have the right, power and authority to exercise and enforce any or all of the following rights and remedies with respect to Rents and Subleases):


                 (1)      to terminate the license granted to the Company in
         Article 2 hereof to collect the Rents, and, without taking possession, in the Credit Obligor's own name to demand, collect, receive, sue for, attach and Levy the Rents, to give proper receipts, releases and acquittances therefor, and after deducting all necessary and reasonable costs and expenses of collection, including reasonable attorney's fees, to apply the net proceeds thereof to the Obligations in such order and amounts as the Credit Obligor may choose (or hold the same in a reserve as security for the Obligations);

                 (2) without regard to the adequacy of the security, with or without any action or proceeding, through any person or by agent, or by a receiver to be appointed by court, to enter upon, take possession of, manage and operate the Collateral or any part thereof for the account of the Mortgagors, make, modify, force, cancel or accept surrender of any Sublease, remove and evict any sublessee or sub-sublessee, increase or reduce rents, decorate, clean and make repairs, and otherwise do any act or incur any cost or expenses the Credit Obligor shall deem proper to protect the security hereof, as fully and to the same extent as the Mortgagors could do if in possession, and in such event to apply any funds so collected to the operation and of the Collateral (including payment of reasonable management, brokerage and attorney's fees) and payment of the Obligations in such order and amounts as the Credit Obligor may choose (or hold the same in reserve as security for the Obligations);

                 (3) to take whatever legal proceedings may appear necessary or desirable to enforce any obligation or covenant or agreement of the Mortgagors under this Mortgage.


         (b) The collection of the Rents and application thereof (or holding thereof in reserve) as aforesaid or the entry upon and taking possession of the Collateral or both shall not cure or waive any default or waive, modify or affect any notice of default under this Mortgage, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by the Credit Obligor, once exercised, shall continue for so long as the Credit Obligor shall elect, notwithstanding that the collection and application aforesaid of the Rents may have cured the original default. If the Credit Obligor shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time following any subsequent default.


         SECTION 8.8  Application of Proceeds.     All payments then held or
thereafter received by the Credit Obligor as proceeds of the Collateral, as well as any and all amounts realized by the Credit Obligor in connection with the enforcement of any right or remedy under or with respect to this Mortgage, shall be applied by the Credit Obligor as follows:


                 (1) to reimburse the Credit Obligor for any payments made by the Credit Obligor under the Letter of Credit, to accrued but unpaid commissions, fees, costs and charges under the Credit Agreement, and to the payment of all costs and expenses of any kind then or thereafter at any time reasonably incurred by the Credit Obligor in exercising its rights under this Mortgage and under the Credit Agreement or otherwise reasonably incurred by the Credit Obligor in collecting or enforcing payment of the Obligations, as well as to the payment of any other amount then or thereafter at any time owing by the Company to the Credit Obligor under the Credit Agreement or under this Mortgage, all in such priority as among such principal, interest, costs, fees, expenses and other amounts as the Credit Obligor shall elect;

                 (2) any balance remaining after payment in full of all amounts referred to in paragraph (1) above shall be applied by the Credit Obligor to any other Obligations then owing by the Company to the Credit Obligor;

                 (3) any balance remaining after payment in full of all amounts referred to in paragraphs (1) and (2) above shall be held by the Credit Obligor as a cash collateral reserve against the making of any payment under the Letter of Credit (if then outstanding); and

                 (4) any balance remaining after payment in full of all amounts referred to in paragraphs (1), (2) and (3) above shall be paid by the Credit Obligor to the Mortgagors or to whoever else may then be legally entitled thereto.


         SECTION 8.9 Multiple Sales. The Credit Obligor shall have the option to proceed with foreclosure, either through the courts or by proceeding with foreclosure as provided for in this Mortgage, but without declaring all of the Obligations due. Any such sale may be made subject to the unmatured part of the Obligations, and such sale, if so made, shall not in any manner affect the unmatured part of the Obligations, but as to such unmatured part of the Obligations this Mortgage shall remain in full force and effect as though no sale had been made under the provisions of this Section. Several sales may be made under the provisions of this Section without exhausting the right of sale for any remaining part of the Obligations whether then matured or unmatured, the purpose hereof being to provide for a foreclosure and sale of the Collateral for any matured part of the Obligations without exhausting any power of foreclosure and the power to sell the Collateral for any other part of the Obligations, whether matured at the time or subsequently maturing.


         SECTION 8.10 Waiver of Appraisement Laws. The Mortgagors waive, to the fullest extent permitted by law, the benefit of all laws now existing or hereafter enacted providing for (i) any appraisement before sale of any portion of the Mortgaged property (commonly known as appraisement laws) or (ii) any extension of time for the enforcement of the collection of the Obligations or any creation or extension of a period of redemption from any sale made in collecting the Obligations (commonly known as stay laws and redemption laws).

                                   ARTICLE 9

                            Miscellaneous Provisions


         SECTION 9.1 Waiver, Election, etc. The exercise by the Credit Obligor of any option given under the terms of this Mortgage shall not be considered as a waiver of the right to exercise any other option given herein, and the filing of a suit to foreclose the lien and security interest granted by this Mortgage, either on any matured portion of the Obligations or for the whole of the Obligations, shall not be considered an election so as to preclude foreclosure under power of sale after a dismissal of the suit; nor shall the publication of notices for foreclosure preclude the prosecution of a later suit thereon. No failure or delay on the part of the Credit Obligor in exercising any right, power or remedy under this Mortgage shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies provided in this Mortgage and in the Credit Agreement are cumulative and not exclusive of any remedies provided by law. No amendment, modification, termination or waiver of any provisions of this Mortgage or the Credit Agreement, nor consent to any departure by the Mortgagors, therefrom, shall be effective unless the same shall be in writing and signed by an executive officer of the Credit Obligor, and then such waiver of consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Mortgagors or any of them in any case shall entitle the Mortgagors or any of them to any other or further notice or demand in similar or other circumstances.


         SECTION 9.2 Landlord-Tenant Relationship. Any sale of the Collateral under this Mortgage shall, without further notice, create the relationship of landlord and tenant at sufferance between the purchaser and the Mortgagors, subject to the provisions of the Lease Agreement.


         SECTION 9.3 Enforceability. If any provision of this Mortgage is now or at any time hereafter becomes invalid or unenforceable, the other provisions hereof shall remain in full force and effect, and the remaining provisions hereof shall be construed in favor of the Credit Obligor to effectuate the provisions hereof.


         SECTION 9.4 Application of Payments. If the lien or the security interest created by this Mortgage is invalid or unenforceable as to any part of the Obligations or is invalid or unenforceable as to any part of the Collateral, the unsecured or partially secured portion of the Obligations shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the Obligations, and all payments made on the Obligations, whether voluntary or under foreclosure or other enforcement action or procedures, shall be considered to have been first paid on and applied to the full payment of that portion of the Obligations that is not secured or not fully secured by the hen or security interest created hereby.

         SECTION 9.5 Advances by Credit Obligor. If the Mortgagors shall fail to comply with the provisions hereof with respect to the securing of insurance, the payment of taxes, assessments and other charges, the keeping of the Collateral in repair, or any other term or covenant herein contained, the Credit Obligor may (but shall not be required to) make advances to perform the same, and where necessary enter or take possession of the Collateral for the purpose of performing any such term or covenant. The Company agrees to repay all sums advanced upon demand, with interest from the date such advances are made, at the raw provided in Section 2.06 of the Credit Agreement (to the fullest extent permitted by applicable law), and all sums so advanced, with interest, shall be secured hereby.


         SECTION 9.6 Release or Extension by Credit Obligor. The Credit Obligor, without notice, may release any part of the Collateral or any person liable for the Obligations without in any way affecting the rights of the Credit Obligor hereunder as to any part of the Collateral not expressly released and may agree with any party with an interest in the Collateral to extend the time for payment of all or any part of the Obligations or to waive the prompt and full performance of any term, condition or covenant of this Mortgage or the Credit Agreement.


         SECTION 9.7 Partial Payments. Acceptance by the Credit Obligor of any payment of less than the amount due on the Obligations shall be deemed acceptance on account only, and the failure of the Company to pay the entire amount then due shall be and continue to constitute an Event of Default, and at any time thereafter and until the entire amount due on the Obligations has been paid, the Credit Obligor shall be entitled to exercise all rights conferred on it by the terms of this Mortgage in case of the existence of an Event of Default.


         SECTION 9.8 Addresses for Notices. (a) Any request, demand, authorization, direction, notice, consent, or other document provided or permitted by this Mortgage to be made upon, given or furnished to, or filed with, the Board, the Company or the Credit Obligor shall be sufficient for every purpose hereunder if in writing and (except as otherwise provided in this Mortgage) either (i) delivered personally to the party or, if such party is not an individual, to an officer, partner or other legal representative of the party to whom the same is directed at the hand delivery address specified below, or (ii) mailed by certified mail, postage prepaid and addressed as provided below. The hand delivery address and mailing address for the parties are as follows:


Board

         Hand delivery address:

                 The Industrial Development Board of the City of Demopolis



         Mailing address:

                 The Industrial Development Board of the City of Demopolis



Company

         Hand delivery address:

                 McClain of Alabama, Inc.



         Mailing address:

                 McClain of Alabama, Inc.



Credit Obligor

         Hand delivery address:

                 LaSalle National Bank




         Mailing address:

                 LaSalle National Bank




Any of such parties may specify a different address for the receipt of such documents by mail by giving notice of the change in address to the other parties.


         (b) Any such notice or other document shall be deemed delivered when actually received by the party to whom directed (or, if such party is not an individual, to an officer, director or other legal representative of the party) at the address specified pursuant to this Section, or, if sent by mail, 3 days after such notice or document is deposited in the United States mail, addressed as provided above.


         SECTION 9.9 Construction of Mortgage. This Mortgage may be construed as a mortgage, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the lion hereof and security interest created hereby and the purposes and agreements herein set forth.


         SECTION 9.10 Limitation of Liability of Board. The covenants and agreements contained in this Mortgage do not and shall never constitute or give rise to a personal or pecuniary liability or charge against the general credit of the Board, and in the event of a breach of any such covenant or agreement, no personal or pecuniary liability or charge payable directly or indirectly from the general assets or revenues of the Board (other than the Collateral) shall arise therefrom. Nothing contained in this Section, however, shall relieve the Board from the observance and performance of the covenants and agreements on its part contained herein. The Obligations shall never constitute an indebtedness of the City of Auburn within the meaning of any constitutional provision or statutory limitation. and shall never constitute or give rise to a pecuniary liability of the City of Demopolis or a charge against its general credit or taxing powers.

         IN WITNESS WHEREOF, the Board and the Company have caused this instrument to be duly executed and the Board has caused its seal to be hereunto affixed and attested.


                                   THE INDUSTRIAL DEVELOPMENT
                                   BOARD OF THE CITY OF DEMOPOLIS



                                   By:
                                      ---------------------------------------
                                      Chairman of its Board of Directors

[S E A L]

Attest:
       ---------------------------
         Secretary





                                   McCLAIN OF ALABAMA, INC.



                                   By:
                                      ----------------------------------------
                                   Its:
                                       ---------------------------------------


[S E A L]

Attest:
       --------------------------
         Secretary

STATE OF ALABAMA                  )
__________________ COUNTY         )

         I, the undersigned Notary Public in and for said County in said State, hereby certify that ____________________ _______, whose name as Chairman of the Board of Directors of The Industrial Development Board of the City of Demopolis, a public corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the ___ day of __________________,1997.


                                        -------------------------------------
                                        Notary Public

                                                            [NOTARIAL SEAL]

                                        My commission expires:
                                                              ---------------

STATE OF         )
________________ COUNTY   )


         I, the undersigned Notary Public in and for said County in said State, hereby certify that ____________________ _______, whose name as _____________________________ of McClain of Alabama, Inc., a Michigan
corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the ___ day of __________________,1997.



                                        --------------------------------------
                                        Notary Public

                                        [NOTARIAL SEAL]

                                        My commission expires:
                                                              ----------------

                                  EXHIBIT "A"
                               LEGAL DESCRIPTION

A parcel of land lying and being in Section 11, Township 17 North, Range I East, Marengo County, Alabama, containing 88.1 acres more or less, and being more particularly described as follows:

Commence at the southwest corner of the Northeast Quarter of the Southwest Quarter of said Section 11; thence run north 01 degrees 50' west along the west boundary of said Northeast Quarter of Southwest Quarter a distance of 82.6 feet to a concrete monument set to mark the point of beginning; thence run north 40 degrees 29' east parallel to and 350 feet perpendicular from the centerline of the existing runway No. 4 of the Demopolis Airport a distance of 3,245.9 feet to a concrete monument set 600 feet perpendicular from the centerline of existing runway No. 13 of the said Demopolis Airport; thence run North 51 degrees 55' west and parallel to said runway No. 13 a distance of 1,568.8 feet to a concrete monument set on the southeast boundary of a cemetery; thence run south 38 degrees 05' west a distance of 20.0 feet to a concrete monument set at the southern most corner of said cemetery; thence run north 51 degrees 55' west along the southwest boundary of said cemetery a distance of 43.2 feet to a concrete monument set near the left bank of the Tombigbee River. Continue thence north 51 degrees 55' west to the said Tombigbee River; thence southwestwardly along the southeast edge of said Tombigbee River to the point of intersection of said river and the west boundary of the Southeast Quarter of the Northwest Quarter of Section 11, said course follows generally along a meander line described as: from last named concrete monument run south 47 degrees 04' west a distance of 515.2 feet; thence run south 41 degrees 54' west a distance of 367.2 feet; thence run south 50 degrees 42' west a distance of
515.2 feet; thence run south 41 degrees 54' west a distance of 367.2 feet; thence run south 50 degrees 42' west a distance of 370.0 feet to a concrete monument found on the said west boundary of the Southeast Quarter of the Northwest Quarter near the left bank of said river; thence run south 01 degrees 50' east and along the west boundary of said Southwest Quarter of Northwest quarter and Northeast Quarter of Southwest Quarter a distance of 2,590.2 feet to the point of beginning.

LESS AND EXCEPT the following described tract heretofore conveyed to Alabama Power Company and more particularly described as follows:

A parcel of land located in the Northeast Quarter of the Southwest Quarter (NE 1/4 of SW 1/4) and the Southeast Quarter of Northwest Quarter (SE 1/4 of NW 1/4) of Section 11, Township 17 North, Range 1 East, Marengo County, Alabama, and being more particularly described as follows:

Commence at the southwest corner of the Northeast Quarter of Southwest Quarter (NE 1/4 of SW 1/4) of Section 11 and run North 01 degree 50 minutes West a distance of 651.4 feet to a point; thence turn an angle to the right and run North 40 degrees 31 minutes East a distance of 1130.83 feet to a point, said point being the northwest corner of existing Alabama Power Company substation and point of beginning of the property herein described; thence from point of beginning continue North 40 degrees 31 minutes East a distance of 150.0 feet to a point; thence turn an angle to the right and run South 49 degrees 29 minutes East a distance of 150 feet to a point; thence turn an angle to the right and run South 40 degrees 31 minutes West a distance of 50 feet to a point; thence turn an angle to the left and run South 49 degrees 29 minutes East a distance of 115.2 feet to the northwesterly boundary line of a paved road; thence turn an angle to the right and run South 40 degrees 31 minutes West along the northwesterly margin of said road a distance of 50 feet to a point; thence turn an angle to the right and run North 49 degrees 29 minutes West a distance of
115.2 feet to a point; thence turn an angle to the left and run South 40 degrees 31 minutes West a distance of 50 feet to a point; thence turn an angle to the right and run North 49 degrees 29 minutes West a distance of 150 feet to the point of beginning.

The foregoing property being conveyed to the Alabama Power Company by Deeds recorded October 2, 1985 in the Probate Office, Marengo County, Alabama, in Deed Book 7-U at Page 296 and Deed Book 7-U, at Page 300.